Exhibit (b)(4)(c)

ENHANCED DEATH BENEFIT

As of the Issue Date, this amendment is made part of this annuity contract issued by The Northwestern Mutual Life Insurance Company. In the case of a conflict with any provisions in the contract, the provisions of this amendment will control.

Section 5.2 and Section 5.3 are amended in their entirety to read as follows:

Section 5.2 DEATH BENEFIT IF PRIMARY ANNUITANT IS AN OWNER

If the Primary Annuitant is an Owner, the beneficiary becomes entitled to the Death Benefit upon receipt at the Home Office of satisfactory Proof of the death of the Primary Annuitant before the Maturity Date. The Death Benefit will be the greater of:

•	the Accumulation Value of the contract on the effective date; or

•	the Enhanced Death Benefit.

As of the effective date, the Accumulation Value of the contract will be set at an amount equal to the Death Benefit. Unless a payment plan was elected by the Owner, the beneficiary becomes the Owner and Annuitant of the contract. However, if the beneficiary is not a natural person and no payment plan was elected by the Owner, the beneficiary may select a natural person to be the Annuitant. If a natural person is not selected to be the Annuitant within 60 days of the date on which proof of death of the Annuitant is received at the Home Office, the Accumulation Value will be distributed to the beneficiary.

If a beneficiary becomes entitled to the Death Benefit in an amount less than the Minimum Accumulation Value shown on page 4, the Accumulation Value will be distributed to the beneficiary.

The cash value of any amount distributed will be the Accumulation Value withdrawn as of the date of withdrawal as determined in Section 4.6.

Enhanced Death Benefit. Prior to the first contract anniversary, the Enhanced Death Benefit will equal the total Purchase Payments paid under the contract less an adjustment for every withdrawal made under Section 4.5.

On the first contract anniversary and on each subsequent contract anniversary prior to the Primary Annuitant’s 80th birthday, the Enhanced Death Benefit will equal the greater of:

•	the Accumulation Value of the contract on that contract anniversary; or

•	the Enhanced Death Benefit on the most recent Valuation Date prior to that contract anniversary.

On any other Valuation Date prior to the Primary Annuitant’s 80th birthday, the Enhanced Death Benefit will be equal to the Enhanced Death Benefit on the most recent contract anniversary, increased by any Purchase Payments paid since that contract anniversary and decreased by an adjustment for every withdrawal made under Section 4.5 since that contract anniversary.

On any Valuation Date on or after the Primary Annuitant’s 80th birthday, the Enhanced Death Benefit will equal the Enhanced Death Benefit on the contract anniversary immediately prior to the Primary Annuitant’s 80th birthday increased by any Purchase Payments paid since that contract anniversary and decreased by an adjustment for every withdrawal made under Section 4.5 since that contract anniversary.

The adjustment for each withdrawal made under Section 4.5 will be (a) times (b), where:

(a)	= the amount withdrawn from the Accumulation Value divided by the Accumulation Value immediately prior to the withdrawal; and

(b)	= the Enhanced Death Benefit immediately prior to the withdrawal.

Enhanced Death Benefit Charge. On each contract anniversary while this amendment is in effect, a charge for the Enhanced Death Benefit will be deducted from the Investment Accounts in proportion to the Accumulation Value of the Investment Accounts. The charge is shown on page 4.

Effective Date. The effective date is the date on which proof of death is received at the Home Office. However, the effective date will be the next following Valuation Date if the proof of death is received at the home office either:

•	on a Valuation Date after the close of trading on the New York Stock Exchange; or

VA.EDB.C.NE.(1106)

•	on a day on which the New York Stock Exchange is closed.

Termination of Enhanced Death Benefit. This amendment will remain in effect until Maturity unless the Owner requests that it be removed, the contract terminates, or the Primary Annuitant dies. Once the amendment is removed, it cannot be added again. The provisions of Section 5.2 in the contract are applicable if this amendment terminates.

Section 5.3 DEATH BENEFIT IF PRIMARY ANNUITANT IS NOT AN OWNER

If the Primary Annuitant is not an Owner, upon the death of the Primary Annuitant, the contract continues with the Contingent Annuitant (Section 6.5) as the new Annuitant. The Death Benefit will be the greater of:

•	the Accumulation Value of the contract on the effective date; or

•	the Enhanced Death Benefit.

As of the effective date, the Accumulation Value of the contract will be set at an amount equal to the Death Benefit.

Enhanced Death Benefit. Prior to the first contract anniversary, the Enhanced Death Benefit will equal the total Purchase Payments paid under the contract less an adjustment for every withdrawal made under Section 4.5.

On the first contract anniversary and on each subsequent contract anniversary prior to the Primary Annuitant’s 80th birthday, the Enhanced Death Benefit will equal the greater of:

•	the Accumulation Value of the contract on that contract anniversary; or

•	the Enhanced Death Benefit on the most recent Valuation Date prior to that contract anniversary.

On any other Valuation Date prior to the Primary Annuitant’s 80th birthday, the Enhanced Death Benefit will be equal to the Enhanced Death Benefit on the most recent contract anniversary, increased by any Purchase Payments paid since that contract anniversary and decreased by an adjustment for every withdrawal made under Section 4.5 since that contract anniversary.

On any Valuation Date on or after the Primary Annuitant’s 80th birthday, the Enhanced Death Benefit will equal the Enhanced Death Benefit on the contract anniversary immediately prior to the Primary Annuitant’s 80th birthday increased by any Purchase Payments paid since that contract anniversary and decreased by an adjustment for every withdrawal made under Section 4.5 since that contract anniversary.

The adjustment for each withdrawal made under Section 4.5 will be (a) times (b), where:

(a)	= the amount withdrawn from the Accumulation Value divided by the Accumulation Value immediately prior to the withdrawal; and

(b)	= the Enhanced Death Benefit immediately prior to the withdrawal.

Enhanced Death Benefit Charge. On each contract anniversary while this amendment is in effect, a charge for the Enhanced Death Benefit will be deducted from the Divisions in proportion to the Accumulation Value of the Divisions. The charge is shown on page 4.

Effective Date. The effective date is the date on which proof of death is received at the Home Office. However, the effective date will be the next following Valuation Date if the proof of death is received at the Home Office either:

•	on a Valuation Date after the close of trading on the New York Stock Exchange; or

•	on a day on which the New York Stock Exchange is closed.

Termination of Enhanced Death Benefit. This amendment will remain in effect until Maturity unless the Owner requests that it be removed, the contract terminates, or the Primary Annuitant dies. Once the amendment is removed, it cannot be added again. The provisions of Section 5.3 in the contract are applicable if this amendment terminates.

Secretary
THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY

VA.EDB.C.NE.(1106)